UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 24, 2023

Standard BioTools Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000
South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Change of Control and Severance Plan

On July 24, 2023, the board of directors (the “Board”) of Standard BioTools Inc. (the “Company”) approved the Company’s 2023 Change of Control and Severance Plan (the “2023 Severance Plan”), which renews and amends, the Company’s 2020 Change of Control and Severance Plan (the “2020 Severance Plan”) previously adopted and approved by the Board. For the Chief Executive Officer (the “CEO”) and participants at the executive leadership team (the “ELT”) level, the 2023 Severance Plan has an initial three-year term and automatically renews thereafter for successive one-year periods. For participants at the Vice President level, the 2023 Severance Plan has an initial one-year term and expires unless explicitly renewed by the Compensation Committee of the Board. The 2023 Severance Plan is intended to provide certain payments of cash severance and other benefits to the Company’s executives in the event of a qualifying termination of employment with the Company.

The Company’s named executive officers, other members of its ELT, and certain other designated employees are eligible to participate in the 2023 Severance Plan and to receive benefits thereunder. On July 24, 2023, the Board approved the Company to enter into a participation agreement under the 2023 Severance Plan (the “Participation Agreement”) with Michael Egholm, Ph.D., the Company’s CEO. In addition, each of Hanjoon Alex Kim (the Company’s Chief Operating Officer), Jeffrey G. Black (the Company’s Chief Financial Officer), and Jeremy Davis (the Company’s Chief Commercial Officer) (together, the “Non-CEO Executives”) have entered into participation agreements under the 2023 Severance Plan. The 2023 Severance Plan supersedes the severance and/or change in control related benefits provided under the Company’s previous 2020 Severance Plan and any prior employment and severance agreements.

Under the 2023 Severance Plan, if the executive’s employment is terminated outside of the period beginning 3 months before a change of control (as defined in the 2023 Severance Plan) and ending 12 months after a change of control (such period, the “Change of Control Period”) for a reason other than cause (as defined in the 2023 Severance Plan) or the executive’s death or disability (as defined in the 2023 Severance Plan), then, subject to the Severance Conditions (as defined below), the executive will be entitled to receive the following severance benefits:

• Continued payments (less applicable withholdings) totaling 75% of the executive’s annual base salary in effect as of the date of termination in equal installments over a period of nine months in the case of the Non-CEO Executives, or, in the case of the Company’s CEO, 200% of his annual base salary paid in equal installments over a period of 24 months.

• Reimbursement of costs of continued health coverage for the executive, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 9 months in the case of the Non-CEO Executives, or, in the case of the Company’s CEO, 12 months.

• Reasonable outplacement services in accordance with any applicable policy of the Company that is in effect as of the executive’s termination (or if no such policy is in effect, as determined by the Company).

• For the Company’s CEO, pursuant to Dr. Egholm’s Participation Agreement, 100% vesting acceleration of a number of unvested shares underlying Dr. Egholm’s then-outstanding equity awards that otherwise would vest during the period between his termination date and the one-year anniversary of his termination date (with the remainder forfeited on termination).

Under the 2023 Severance Plan, if an executive’s employment is terminated within the Change of Control Period either (i) by the Company for a reason other than cause or the executive’s death or disability or (ii) by the executive for good reason (as defined in the executive’s participation agreement under the 2023 Severance Plan), then, subject to the Severance Conditions, the executive will be entitled to receive the following severance benefits:

• A lump-sum payment (less applicable withholdings) totaling 150% in the case of the Non-CEO Executives, or, in the case of the Company’s CEO, 250%, of the sum of (x) his or her annual base salary (as in effect immediately before termination or immediately before the change of control, whichever is higher) plus (y) the greater of (A) his or her annual target cash incentive (as in effect immediately before termination or immediately before the change of control, whichever is higher) or (B) the average of the annual cash incentives actually paid to him or her for the three fiscal years preceding the year in which his or her termination occurs.

• A pro-rated payment of the executive’s annual target bonus in effect at the time of the Change of Control.

• Reimbursement of costs for continued health coverage for the executive, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 18 months in the case of the Non-CEO Executives, or, in the case of the Company’s CEO, 30 months.

• For the CEO and Non-CEO Executives, 100% vesting acceleration of his or her then-outstanding and unvested equity awards, provided that, if an equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then, unless otherwise provided in the applicable equity award agreement, 100% of such equity award will vest assuming the applicable performance criteria had been achieved at target levels for the relevant performance period(s).

The foregoing descriptions of the 2023 Severance Plan and Participation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2023 Severance Plan and Participation Agreement, as applicable, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Form of PSU Award Agreement

On June 24, 2023, the Board approved the form of performance stock unit award agreement (the “Form of PSU Award Agreement”) for use in granting performance stock units under the Company’s 2011 Equity Incentive Plan. The Form of PSU Agreement provides for the grant of performance stock units with performance based vesting conditions as set forth in the PSU Agreement.

The foregoing description of the Form of PSU Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of PSU Award Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1+	2023 Change of Control and Severance Plan.
10.2+	2023 Change of Control and Severance Plan Participation Agreement, by and between the Company and Michael Egholm, Ph.D., dated July 27, 2023.
10.3+	Form of PSU Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
______________
+ Management compensation plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2023	STANDARD BIOTOOLS INC.

	By:	/s/ Jeffrey Black
	Name:	Jeffrey Black
	Title:	Chief Financial Officer